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                                                                 EXHIBIT 3.(i)

      EXHIBIT 3.(i) - AMENDED ARTICLES OF INCORPORATION AND CODE OF REGULATIONS



                        AMENDED ARTICLES OF INCORPORATION


     FIRST: The name of this corporation shall be Killbuck Bancshares, Inc.

     SECOND: The place in the State of Ohio where its principal office is to be located is 165 North Main Street, Killbuck, Holmes County.

     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

     FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Two Hundred Thousand (200,000), all of which shall be designated as Common Stock, without par value.

     FIFTH: No holders of shares of the corporation shall have any pre-emptive right to subscribe for or to purchase any shares of the corporation of any class, whether now or hereafter authorized. Cumulative voting of shares is not permitted.

     SIXTH: The number of Directors of the Corporation shall be fixed from time to time by its Code of Regulations and may be increased or decreased as therein provided, but the number thereof shall in no event be less than five. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, it not being required that each class have the same number of members if such is mathematically impossible, with the term of office of one class expiring each year. At the organizational meeting of shareholders, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting; Directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting, and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting. Thereafter, at each Annual Meeting of shareholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting after such election. In the event of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be possible. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally as nearly as possible.

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     SEVENTH:  (A) Except as  otherwise  provided in Clause (B) of this  article
SEVENTH:

(i) any merger or consolidation of the Corporation with or into any other corporation;

(ii) any sale, lease, exchange, or other disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person, or other entity;

(iii) the issuance or transfer of any securities of the Corporation to any other corporation, person, or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $250,000); or

(iv) the issuance or transfer of any securities of the Corporation to any other corporation, person, or other entity for cash;

shall require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such other corporation, person, or other entity if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person, or entity is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purposes of this article SEVENTH as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

         (B) The provisions of this Article SEVENTH shall not apply to any transaction described in clauses (i), (ii), (iii), or (iv) of Clause (A) of this Article SEVENTH, (i) with any corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of Directors, considered for this purpose as one class, is owned of record or beneficially by the Corporation and/or its subsidiaries; (ii) with another corporation, person, or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person, or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person, or other entity became the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors; or (iii) approved by resolution adopted by the affirmative vote of a least three-fourths of the members of the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

         (C) For the purpose of this Article SEVENTH, a corporation, person, or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise; or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person, or other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding for the purpose of acquiring, holding,

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voting, or disposing  of capital  stock of the Corporation,  or which is its
"affiliate" or "associate" as those terms were defined in Rule 12B-2 of the general rules and regulations under the Securities Exchange Act of 1934 as in effect on September 30, 1991. For the purpose of this Article SEVENTH, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses (i) and (ii) of this Clause (C) but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise.

         (D) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information then known to it, whether (i) any other corporation, person, or other entity beneficially owns, directly or indirectly, 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, or is an "affiliate" or an "associate" (as defined above) of another, (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $250,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article SEVENTH.

         EIGHTH: The Board of Directors of the Corporation, when evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (ii) merge or consolidate the Corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including without limitation the financial and managerial resources and future prospects of the other party; the possible effects on the business of the Corporation and its subsidiaries and on the depositors, employees, and other constituents of the Corporation and its subsidiaries; and the possible effects on the communities and the public interest which the Corporation and its subsidiaries serve. In evaluating any such offer, the Board of Directors shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 1701.13 of the Ohio Revised Code, as it may be amended from time to time, and the Corporation's Code of Regulations.

         NINTH: When authorized by the affirmative vote of a majority of the Board of Directors, without the action or approval of the shareholders of this Corporation, this Corporation may redeem, purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this Corporation for such prices and upon and subject to such terms and conditions as the Board of Directors may determine.

         TENTH:   These  Amended  Articles  of  Incorporation  take  the  place of and supersede the existing Articles of Incorporation as heretofore amended.


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         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this 31st day of July, 1992.

                                           By:      /s/ Luther E. Proper
                                              -----------------------------
                                                Luther E. Proper, President



                                           By:      /s/ Jon D. Boley
                                              -----------------------------
                                                  Jon D. Boley, Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

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                               CODE OF REGULATIONS
                                       OF
                            KILLBUCK BANCSHARES, INC.

                                    ARTICLE I

SEAL

The Board of Directors may from time to time adopt such seal or seals, if any, as they deem appropriate for the use of the Corporation in transacting its business.

                                   ARTICLE II

SHAREHOLDERS

(a) ANNUAL MEETING. The annual meeting of the shareholders shall be held on such day, at such hour, and in such place as may be fixed from time to time by the Directors. At such meeting there shall be elected a Board of Directors to serve until the end of the term to which they are elected and until their successors are elected and qualified. Any other business may be transacted at the annual meeting without specific notice of such business being given, except such business as may require specific notice by law.

(b) SPECIAL MEETINGS. Special meetings of the shareholders may be held on any date. Calls for special meetings shall specify the time, place, and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

(c) CALLING OF MEETINGS. Meetings of the shareholders may be called only by the Chairman of the Board, the President or, in the case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, the Secretary, the Directors by action at a meeting, or a majority of the Directors acting without a meeting, or the holders of fifty percent (50%) of all shares outstanding and entitled to vote thereat.

(d) NOTICE OF MEETINGS. Notice of each annual or special meeting of the shareholders shall be given in writing either by the President, any Vice President, the secretary, or any Assistant Secretary, not less than ten (10) days before the meeting. Such notice may be given by personal delivery or by mail. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation. Any shareholder may, at any time, waive any notice required to be given under these Regulations. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice prior to or at the commencement of the meeting shall be deemed to be a waiver by such shareholder of notice of such meeting.

(e) PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation, unless otherwise provided by action of the Directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

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(f) QUORUM. The shareholders present in person or by proxy at any meeting shall constitute a quorum unless a larger proportion is required to take the action stated in the notice of the meeting, in which case, to constitute a quorum, there shall be present in person or by proxy the holders of record of shares entitling them to exercise the voting power required by the Articles of Incorporation of the Corporation, or applicable law to take the action stated. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the Chairman of the Board, the President, or the officer of the Corporation acting as Chairman of the meeting, may adjourn such meeting from time to time and, if a quorum is present at such adjourned meeting, any business may be transacted as if the meeting had been held as originally called.

(g) VOTES REQUIRED. At all elections of Directors, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of a majority in voting power of the shares present in person or by proxy entitled to vote upon such matter or such other proportion of the shares as is required by law, the Articles of Incorporation, or these Regulations.

(h) ORDER OF BUSINESS. The order of business at any meeting of shareholders shall be determined by the officer of the Corporation acting as Chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the Corporation present in person or by proxy and entitled to vote at such meeting.

(i) ORGANIZATION. The President of the Corporation shall preside at all meetings of the shareholders, but in his absence the Board of Directors of the Corporation shall select another officer to so preside. The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

(j) VOTING BY SHAREHOLDERS. At any meeting of the Shareholders, each Shareholder of the Corporation shall, except as otherwise provided by law or by the express terms of such shares, be entitled to one vote either in person or by proxy, for each share of the Corporation registered in his name on the books of the Corporation (1) on the date fixed by the Board of Directors as the record date for the determination of Shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale or other disposition of such share or shares or transfer of the same on the books of the corporation after the date so fixed, or (2) if no such record date shall have been fixed, then as of the day next preceding the date of the meeting.

(k) RECORD DATE. The Directors may fix a record date for any lawful purpose, including without limitation, the determination of Shareholders entitled to (1) receive notice of or to vote at any meeting, (2) receive payment of any dividend or distribution, (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (4) participate in the execution of written consents, waivers, or releases. Said record date shall not be a date earlier than the date on which it is fixed, and shall not be more than sixty days preceding the date of such meeting, the date fixed for payment of any dividend or distribution, or the date fixed for the receipt or exercise of rights, as the case may be.

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(l) PROXIES. At meetings of the Shareholders, any Shareholder of record entitled to vote thereat or to execute consents, waivers, and releases may be represented at such meeting or vote thereat, and may execute consents, waivers, and releases and exercise any of his other rights by proxy or proxies appointed by an instrument in writing signed by such Shareholder, but such instrument shall be filed with the Secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder.

(m) INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the Officer of the Corporation acting as Chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the Directors in advance of such meeting or, if not so filled, at the meeting by the Officer of the Corporation acting as Chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

                                   ARTICLE III

DIRECTORS

(a) AUTHORITY AND QUALIFICATIONS. Except where the law, the Articles of Incorporation, or the Code of Regulations otherwise provide, all authority of the Corporation shall be exercised by or under the direction of a Board of Directors. Each Director must be the owner and holder of not less than twenty-five (25) shares of stock in the Corporation and must hold the shares in his own name and unencumbered.

(b) NUMBER. The Board of Directors shall be composed of not less than five (5) nor more than fifteen (15) persons, as shall be fixed by the Shareholders in accordance with applicable law, who shall be elected in accordance with the provisions of the Articles of Incorporation by action of the Shareholders. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors then in Office.

(c) CHANGES. The number of Directors fixed in accordance with the immediately preceding paragraph may also be increased or decreased by the Directors at a meeting or by action in writing without a meeting, and the number of Directors as so changed shall be the number of Directors until further changed in accordance with this Section; provided, that no such decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director; and provide, further, that the number of Directors shall not be increased by the Directors to more than three Directors beyond the number of Directors as fixed at the most recently held meeting of the Shareholders called for the purpose of electing Directors.

(d) TERM OF OFFICE. Directors shall be elected to hold office in accordance with the provisions of the Articles of Incorporation until the next annual meeting of Shareholders and until their successors are elected and qualified.

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(e) NOMINATIONS. Nominations for the election of Directors may be made by the
Board of Directors or a committee appointed by the Board of Directors or by any Shareholder entitled to vote in the election of Directors generally. However, any Shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail to the Secretary of the Corporation not later than (1) with respect to an election to be held at an annual meeting of Shareholders, 45 days in advance of the corresponding date for the date of the preceding year's annual meeting of Shareholders, and (2) with respect to an election to be held at a special meeting of Shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Shareholders. Each such notice shall set forth: (1) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; and (4) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(f) REMOVAL. (A) The Directors may remove any Director if, by order of court, he has been found to be of unsound mind or if he is adjudicated a bankrupt.

         (B) All the Directors or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of three-fourths (3/4) of the voting rights entitling them to elect Directors in place of those to be removed, provided that unless all the Directors are removed, no individual Director shall be removed if the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the Directors, would be sufficient to elect at least one Director. In case of any such removal, a new Director may be elected at the same meeting for the unexpired term of each Director removed.

(g) VACANCIES. A vacancy shall exist in the Board of Directors in the event (1) A Director dies or resigns, (2) a Director is removed by the Board of Directors,
(3) a Director is removed by the Shareholders and the Shareholders fail to elect a new Director to fill the unexpired term, or (4) the Shareholders fail at any time to elect the whole authorized number of Directors. The remaining Directors, though less than a majority of the whole authorized number of Directors, may, by a vote of the majority of their number, fill any vacancy in the Board for the unexpired term.

(h) TIME OF MEETING. The Board of Directors shall meet at least annually, immediately following the annual meeting of the Shareholders, at the principle office of the Corporation or such other place as the annual Shareholders' meeting is held, but the Directors shall have the authority to change the time and place of such meeting by the adoption of By-Laws or by resolution.

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(i) MEETINGS. Meetings of the Board of Directors other than the annual meeting may be called at any time by the President and shall be called by the President upon the request of any two Directors. Such meetings of the Directors shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the Directors may from time to time determine. Notice of the annual meeting need not be given and each Director shall take notice thereof, but this provision shall not be held to prevent the giving of notice in such manner as the Board may determine. The Board shall decide what notice shall be given and the length of time prior to the meetings that such notice shall be given of all other meetings. Any meeting at which all of the Directors are present shall be a valid meeting whether notice thereof was given or not, and any business may be transacted at such a meeting. Meetings of the Directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

(j) QUORUM. A majority of the whole authorized number of Directors shall be necessary to constitute a quorum for a meeting of Directors, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board, except as otherwise provided by law, the Articles of Incorporation, or these Regulations.

(k) COMPENSATION. The Directors, by the affirmative vote of a majority in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation for any Director or Officer, for services rendered or to be rendered to the Corporation, including but not limited to the following types of programs: short-term incentives, stock-related long-term incentives, performance-related long-term incentives, deferred compensation plans, disability benefits, death benefits, insurance, and other fringe benefits.

(I) BY-LAWS. The Board of Directors may adopt By-Laws for their own government and that of the Corporation provided such By-Laws are not inconsistent with the Articles of Incorporation or these Regulations.

                                   ARTICLE IV

COMMITTEES

The Board of Directors may, by resolution, designate not less than three (3) of its number to serve on an Executive Committee or such other committee or committees as the Board may from time to time constitute. The Board may delegate to any such Executive Committee or other committee any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors. The specific duties and authority of any such committee or committees shall be stated in the resolution constituting the same. An Executive Committee or other committee, once created and appointed, shall continue in office until expressly dissolved, terminated, reorganized, or replaced.


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                                    ARTICLE V
OFFICERS

(a) OFFICERS. The Officers of the Corporation to be elected by the Board of Directors shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Directors may from time to time elect. A Chairman of the Board, if elected, must be a Director. Officers may be paid such compensation as the Board may determine. Any two or more offices may be held by the same person, but no Officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, these Regulations, or the By-Laws to be executed, acknowledged, or verified by two or more Officers.

(b) ELECTION, TERM, AND REMOVAL. At the first meeting of the Board of Directors after the annual meeting of shareholders, the Board shall elect Officers as described in the preceding paragraph. All Officers of the Corporation shall hold office for one year and until their successors are elected and qualified. Notwithstanding that, however, the Officers shall hold office at the pleasure of the Directors. Any Officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all of the Directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

(c) VACANCIES AND ABSENCE. If any office shall become vacant by reason of the death, resignation, disqualification, or removal of the incumbent thereof, or other cause, the Board of Directors may elect a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created. In the case of the absence of any Officer of the corporation or for any reason that the Board may determine as sufficient, the Board may delegate the powers and duties of such Officer to any other Officer or to any Director, except where otherwise provided by these Regulations or by statute, for the time being.

                                   ARTICLE VI
DUTIES OF OFFICERS

(a) CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if the Board establishes such office, shall preside at all meetings of the Board, confer with and advise all other Officers of the Corporation, and perform such other duties as may be delegated from time to time by the Board.

(b) PRESIDENT. The President shall be the Chief Executive Officer and active head of the Corporation, and in the recesses of the Board of Directors and the Executive Committee, if the Board establishes such a committee, shall have general control and management of all its business and affairs. He shall make such recommendations to the Board, or any committees thereof, as he thinks proper, and he shall bring before said Board such information as may be required touching the business and property of the Corporation. He shall perform generally all the duties incident to the office of President as required or authorized by law and such as are usually vested in the President of a similar corporation.

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(c) VICE PRESIDENTS. The Vice Presidents, including the Executive Vice
President, if the Board establishes such office, shall perform such duties as may be delegated to them by the Board of Directors, or assigned to them from time to time by the Board or the President. The Executive Vice President, if the Board establishes such office, or the Vice President, or in the event there shall be more than one Vice President, such Vice President as may be designated by the Board, shall perform the duties and have the powers of the President in case of the absence of the latter from his office, and during such absence such Vice President shall be authorized to exercise all the functions of the President and shall sign all papers and perform all duties as acting President.

(d) SECRETARY. The Secretary shall keep a record of all proceedings of the Board of Directors, and of all meetings of shareholders, and shall perform such other duties as may be assigned by the Board or the President.

(e) TREASURER. The Treasurer shall have charge of the funds and accounts of the Corporation. He shall keep proper books of account showing all receipts, expenditures, and disbursements of the Corporation, with vouchers in support thereof. He shall also from time to time, as required, make reports and statements to the Directors as to the financial condition of the Corporation, and submit detailed statements of receipts and disbursements; he shall perform such other duties as shall be assigned from time to time by the Board or the President.

(f) BONDS OF OFFICERS. The Board of Directors shall determine which officers, if any, of the Corporation shall give bond, and the terms and amount thereof, the expense to be paid by the Corporation.

                                   ARTICLE VII

INDEMNIFICATION AND INSURANCE

(a) GENERAL INDEMNIFICATION. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director of the Corporation, or while a Director of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, and (2) may indemnify or agree to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an Officer, employee, or agent of the Corporation, or while an Officer, employee, or agent of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he

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acted in good  faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b) SUITS BY THE CORPORATION. The Corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made in respect of (1) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (2) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

(c) INDEMNIFICATION FOR EXPENSES. To the extent that a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b), of this Article, including any action or suit brought against a Director pursuant to Section 1701.95 of the Ohio Revised Code, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(d) DETERMINATION REQUIRED. Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, trustee, fiduciary, office, employee, partner, joint venturer, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not and are not parties to, or threatened with, such action, suit, or proceeding; (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or has performed services

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for the Corporation or any person to be indemnified  within the past five years;
(3) by the Shareholders; or (4) by the court of common pleas or the court in which the action, suit or proceeding was brought. Any determination made by the disinterested Directors or by independent legal counsel under this paragraph (d) shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under paragraph (b) of this Article, and such person shall have the right, within ten days after receipt of such notification, to petition the court of common pleas or other court in which action or suit was brought to review the reasonableness of such determination.

(e) ADVANCES FOR EXPENSES. (A) Expenses (including attorney's fees) incurred by a Director in defending any civil or criminal action, suit, or proceeding referred to in paragraphs (a) and (b) of this Article, except where the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code, shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director in which he agrees to (1) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (2) reasonably cooperate with the Corporation concerning the action, suit, or proceeding. (B) Expenses (including attorney's fees) incurred by a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent in defending any action, suit, or proceeding referred to in paragraphs (a) and (b) of this Article, including any action or suit brought against a Director pursuant to Section 1701.95 of the Revised Code, may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit, or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent to repay such amount, if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

(f) ARTICLE VII NOT EXCLUSIVE. The indemnification authorized by this Article VII shall not be deemed exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles, common law, the General Corporation Law of the State of Ohio, the Regulations, or any agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g) INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against

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such liability under the provisions of this Article VII. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

(h) PARAGRAPHS (A) AND (B) NOT EXCLUSIVE. The authority of the Corporation to indemnify persons pursuant to paragraphs (a) and (b) of this Article VII does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to any other section of this Article VII. Paragraphs (a) and (b) of this Article VII do not create any obligation to repay or return payments made by the Corporation under any other section of this Article VII.

(i) DEFINITION OF "THE CORPORATION." As used in this Article VII, references to "the Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(j) EXCLUSION. Anything else contained in this Article VII to the contrary notwithstanding, (1) no indemnification may be paid and no expenses may be reimbursed to any person under this Article VII who is found to have violated any Federal or State banking laws for the acts or omissions which gave rise to such violation or violations, and any expenses reimbursed to such person for the defense of the actions or omissions which are found to have violated such laws shall promptly be reimbursed to the Corporation following such finding, or arrangements satisfactory to the Corporation made for such reimbursement, and
(2) no insurance or similar protection may be purchased, maintained, or furnished by the Corporation to or for any person under this Article VII against violations of Federal or State banking laws.

                                  ARTICLE VIII

SHARES OF STOCK

(a) CERTIFICATES OF STOCK. Certificates evidencing ownership of shares of the Corporation, showing the number of shares registered in his name on the books of the Corporation, shall be issued to those entitled to them. Each certificate evidencing shares of the Corporation shall bear a distinguishing number, the signatures of the Chairman of the Board, the President, or a Vice President, and of the Secretary or an Assistant Secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped, or printed), and such recitals as may be required by law.

(b) TRANSFERS OF STOCK. Shares shall be transferable on the books of the Corporation by the holders thereof in person or by a duly authorized attorney upon surrender of the Certificates therefor with duly executed assignment endorsed thereon or attached thereto. Evidence of authority to endorse any certificate and to request its transfer shall be produced to the

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Corporation.  In case of transfer by executors, administrators, guardians, or other legal representatives or fiduciaries, appropriate legal evidence of their authority to act shall be produced and may be required to be filed the Corporation. No transfer shall be made until the stock certificate in question and such evidence of authority are delivered to the Corporation.

(c) TRANSFER AGENTS AND REGISTRARS. The Directors may appoint one or more agents to transfer or to register shares of the Corporation, or both.

(d) LOST, DESTROYED, OR MUTILATED CERTIFICATES. If any certificate of stock in this Corporation becomes worn, defaced, or mutilated, the Officers, upon production and surrender thereof, may order the same cancelled, and may issue a new certificate in lieu of the same. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed, or wrongfully taken, the Officers must cause the Corporation to issue a new certificate in place of the original certificate if the owner: (1) so requests before the Corporation has notice that such original certificate has been acquired by a bona fide purchaser; and (2) files with the Corporation or its agents any indemnity bond requested by the Corporation, with surety or sureties satisfactory to the Corporation, in such sum as the Officers may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such new certificate; and (3) satisfies any other reasonable requirements which may be imposed by the Officers or Directors, their discretion.

                                   ARTICLE IX

ACTION WITHOUT A MEETING

Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the Shareholders or of the Directors or of a committee of the Directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Shareholders who would be entitled to notice of a meeting of the Shareholders held for such purpose, or all the Directors, or all the members of such committee of the Directors, respectively, which writings shall be filed with or entered upon the records of the Corporation.

                                    ARTICLE X

AMENDMENTS TO REGULATIONS

(a) AMENDMENTS AT A MEETING. The Regulations may be amended, or new Regulations may be adopted, at a meeting of Shareholders held for such purpose, by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, provided that such amendment or adoption is recommended for approval by at least three-fourths (3/4) of the Directors of the Corporation. Unless at least three-fourths (3/4) of the Directors recommend the approval of such amendment or adoption, the affirmative vote of holders of shares entitling them to exercise at least three-fourths (3/4) of the voting power of the Corporation on such proposal shall be required.

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(b) AMENDMENTS WITHOUT A MEETING. The Regulations may be amended or new
Regulations may be adopted without a meeting by the written consent of holders of shares entitling them to exercise three-fourths (3/4) of the voting power of the Corporation on such proposal.





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